Exhibit 10.31

DATED:     December 28, 2015

TECOGEN INC
and
ULTRA EMISSIONS TECHNOLOGIES LIMITED

JOINT VENTURE SHAREHOLDER AGREEMENT

Exhibit 10.31

TABLE OF CONTENTS
1.    INTERPRETATIONS    1
2.    BUSINESS OF THE COMPANY    6
3.    PERIOD UP TO COMPLETION    6
4.    COMMENCEMENT OF BUSINESS    7
5.    WARRANTS    8
6.    Failure to exercise warrants    9
7.    MATTERS REQUIRING CONSENT OF SHAREHOLDERS    9
8.    DIRECTORS AND MANAGEMENT    9
9.    FURTHER ISSUES OF SHARES IN THE COMPANY    11
10.    COMPLIANCE WITH APPLICABLE LAW    11
11.    BUSINESS PLAN    12
12.    ACCOUNTING AND OTHER INFORMATION    12
13.    DIVIDEND POLICY    12
14.    DEADLOCK    13
15.    TRANSFER OF SHARES    13
16.    REMOVAL OF DIRECTORS ON SALE OF SHARES    13
17.    TERMINATION AND LIQUIDATION    14
18.    STATUS OF AGREEMENT    15
19.    CONFIDENTIALITY    15
20.    ANNOUNCEMENTS    17
21.    WARRANTY    18
22.    FURTHER ASSURANCE    18
23.    ASSIGNMENT AND OTHER DEALINGS    18

Exhibit 10.31

24.    ENTIRE AGREEMENT    18
25.    VARIATION AND WAIVER    18
26.    COSTS    19
27.    NO PARTNERSHIP OR AGENCY    19
28.    NOTICES    19
29.    SEVERANCE    21
30.    AGREEMENT SURVIVES COMPLETION    21
31.    COUNTERPARTS    21
32.    RIGHTS AND REMEDIES    22
33.    INADEQUACY OF DAMAGES    22
34.    LANGUAGE    22
35.    GOVERNING LAW AND JURISDICTION    22
SCHEDULE ONE    24
Matters reserved for shareholder approval    24

Exhibit 10.31

THIS AGREEMENT is made the day of December, 2015.
BETWEEN:

(1)	TECOGEN INC, a Delaware USA corporation, whose principal executive offices are at 45 First Avenue, Waltham, Massachusetts, 02451, the United States of America ("Tecogen");

(2)	Investor ("JDS");

(3)	Investor (together, “TN"); and

(4)	ELIAS SAMARAS (“ES”)
(each a "Party" and together the "Parties").
RECITALS:

(A)
Ultra Emissions Technologies Limited is a newly formed no par value private limited company incorporated in the Island of Jersey whose registered office is at 47 Esplanade, St Helier, Jersey, JE1 0BD (the "Company").

(B)
The Parties intend to enter into a joint venture for the purpose of licensing intellectual property and developing, marketing and commercializing ultra-low emissions technology to be applied to automobiles and other vehicle engines powered by fossil fuels, including gasoline, diesel, hybrid, or natural gas through the exploitation of the Emission Rights (the "Business").

(C)	The Company shall carry on business in accordance with the terms and conditions of this Agreement.

(D)
The Parties intend to record in this Agreement their agreement as to how the Company will be owned, managed and operated, and want to regulate their relationship with each other and certain aspects of the affairs of the Company, and their dealings with the Company.

AGREED TERMS

1.	INTERPRETATIONS

1.	Definitions
In this Agreement, unless otherwise specified, the following definitions apply to this Agreement:
Agreed Form means in relation to a document, the form of that document initialed for the purposes of identification as to the date of this Agreement by or on behalf of each of the Parties with such amendments as may be agreed in writing by each of the Parties.
Applicable Laws means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Agency; and (b) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Agency, and rules and regulations of any recognized stock exchange which are applicable to the Company and any of the Parties.
Board means the board of directors of the Company as constituted from time to time.

Exhibit 10.31

Business has the meaning given in recital B above.
Business Day means a day other than a Saturday or a Sunday on which banks are open for general business for the entire day in the Island of Jersey.
Business Plan has the meaning given in clause 11.
Completion means the date of commencement of the business of the Company as determined in accordance with clause 4.1.
Confidential Information has the meaning given in clause 19.
Constitution means the memorandum and articles of the Company adopted on or about the date of this Agreement in the Agreed Form or, if the memorandum or articles of association are amended or replaced, the memorandum or articles of association of the Company as so amended or replaced.
Deadlock Acquisition has the meaning given in clause 14.1.
Deadlock Notice has the meaning given in clause 14.
Deadlock Resolution Notice has the meaning given in clause 13.4.
Deed of Adherence means a deed of adherence to this Agreement in such form as may be agreed by the Parties from time to time.
Definitive Agreements has the meaning given in clause 4.6.
Director means a director of the Company.
Emissions Rights mean all the emissions development, marketing and commercialization rights relating to certain emission technology developed by Tecogen, for use in all types of motor vehicles or other forms of transportation, excluding gas-powered fork lift trucks (a self-propelled machine for hoisting and transporting heavy objects by means of steel fingers inserted under the load), licensed by the Company from Tecogen from time to time pursuant to the Emissions Rights Agreement.
Emissions Rights Agreement means the license agreement between the Company and Tecogen to be entered into on or about the date of this Agreement in the Agreed Form, pursuant to which Tecogen will license the Emission Rights to the Company.
Encumbrance means any:

Exhibit 10.31

(a)
mortgage, charge, pledge, lien, hypothecation, power of attorney or title retention arrangement, a right of set-off, right to withhold payment of a deposit or other money, any assignment, or other form of security or encumbrance or equity whatsoever;

(b)	option, right to acquire, right of pre-emption or similar; or

(c)	agreement to create any of them or to allow any of them to exist.
Financial Year means in relation to the Company, means its accounting reference period of 12 months ending on the date given in clause 4.1.6 or such other date as the Board may determine but, in the first year in which the Company is formed, means the period starting with the day the Company is formed and ending on the date given in clause 4.1.6 or such other dates as the Board approves.
Governmental Agency means:

(d)	a government or government department or other body;

(e)	a governmental, semi-governmental or judicial person; or

(f)	a person (whether autonomous or not) who is charged with the administration of any Applicable Law.
Group means in relation to a company, that company, any subsidiary or holding company from time to time of that company, and any subsidiary from time to time of a holding company of that company; and each company in a Group is a member of the Group.
Holding Company has the meaning given in clause 1.2.10.
Intellectual Property Rights means patents, utility models, rights to inventions, copyright and neighbouring and related rights, trademarks and service marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, rights in designs, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets), systems, methods, algorithms, and functions (whether embodied in software or otherwise) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.
Law means the Companies (Jersey) Law 1991.
Reserved Matters means the matters listed in the Schedule hereto.
Shares means ordinary shares of no par value in the Company.
Shareholder means any Party which holds any Share in the Company (for as long as it holds any Share).

Exhibit 10.31

Strategic Investors means JDS, TN, BAB and ES (acting together).
Strategic Investor Director means any director appointed to the Board representing the Strategic Investors.
Subsidiary has the meaning given in clause 1.2.10.
Tecogen Director means any director appointed to the Board representing Tecogen.
Warrant means a warrant issued by the Company pursuant to the Warrant Instrument.
Warrant Instrument means the warrant instrument in Agreed Form pursuant to which warrants will be issued by the Company on the terms set out in clause [ ].

2.	Unless otherwise specified:

1.	Clause, Schedule and paragraph headings are for convenience only and shall not affect the interpretation of this Agreement.

2.	References to clauses and Schedules are to clauses of and Schedules to this Agreement and references to paragraphs are to paragraphs of the relevant Schedule.

3.	The Recitals and Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.

4.
A reference to this Agreement or to any other agreement or document referred to in this Agreement is a reference to this Agreement or such other agreement or document as amended, supplemented, replaced or novated in accordance with its terms from time to time.

5.	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

6.	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

7.
A person includes a natural person, corporate or unincorporated body, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality).

8.	A company shall be construed so as to include any company, corporation or other body corporate, whether and however incorporated or established.

9.	A reference to any party shall include that party's successors and permitted assigns.

10.
A reference to a holding company or a subsidiary means a holding company or a subsidiary (as the case may be) as defined in Article 2 of the Law and for the purposes only of the membership requirement contained in Article 2, a company shall be treated as a member of another company even if its shares in that other company are registered in the name of:

(a)	another person (or its nominee), by way of security or in connection with the taking of security; or

Exhibit 10.31

(b)	its nominee.

11.
A reference to writing or written includes faxes but no other electronic form, save for the purposes of clause 8.3 to clause 8.8, where a reference to writing or written includes electronic forms and the sending or supply of notices in electronic form.

12.
Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

13.	Where the context permits, other and otherwise are illustrative and shall not limit the sense of the words preceding them.

14.	If a word or phrase is defined, any other grammatical form of that word or phrase has a corresponding meaning.

15.
A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time, provided that, as between the parties, no such amendment, extension or re-enactment made after the date of this Agreement shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any Party.

16.	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

17.
Any reference to a legal term under the Laws of Jersey for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Jersey, be deemed to include a reference to that which most nearly approximates to the legal term under the Laws of Jersey in that jurisdiction.

18.	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

19.	Unless the context requires otherwise, words and expressions defined in the Constitution shall have the same meaning when used in this Agreement.

20.	Any per share amounts herein shall be equitably adjusted for any stock splits or other recapitalization events.

2.	BUSINESS OF THE COMPANY

1.	The business of the Company shall be the Business.

2.	Each Party shall use its reasonable endeavors to promote and develop the Business to the best advantage of the Company.

3.	Each Party acknowledges that any Intellectual Property Rights developed by the Company shall vest in the Company but subject to the terms and conditions of the Emissions Rights Agreement.

4.
Each Party acknowledges that if any person other than the Parties provides any service to the Company, any Intellectual Property Rights arising from such provision of service shall vest in the Company and each Party

Exhibit 10.31

undertakes to procure such vesting, in all cases subject to the terms and conditions of the Emissions Rights Agreement.

3.	PERIOD UP TO COMPLETION

1.	The Parties shall procure that prior to Completion, the Company shall not carry on any trade or business or be engaged in any activities of any sort nor have any assets or liabilities.

4.	COMMENCEMENT OF BUSINESS

1.
The commencement of the business of the Company ("Completion") shall take place on the date of this Agreement or on such other date as the Parties may agree in writing. At Completion the Parties shall procure that such shareholder and board meetings of the Company are held as may be necessary to:

1.	adopt the Constitution in the Agreed Form;

2.	enter into the Emissions Rights Agreement;

3.	enter into the Warrant Instrument and issue Warrants in accordance with clause 4.4;

4.	give the directors the authority to allot and issue Shares, in accordance with clauses 4.2 and 4.3;

5.	appoint Robert Anthony Panora as initial Tecogen Director, and Elias Samaras as initial Strategic Investor Director. Directors may change, added or subtracted from time to time as needed; and

6.	resolve that the Company's Financial Year shall end on 31 December in each year, with its first fiscal year ending on December 31, 2016..

2.	At Completion:

1.
the Parties shall procure that the Company shall issue 1,500,000 Shares free and clear of Encumbrances to Tecogen and enter Tecogen in the register of members of the Company as the holder of such Shares and issue a share certificate to Tecogen in respect of all such Shares; and

2.
in consideration for such issue of Shares, Tecogen shall enter into the Emissions Rights Agreement and all and any other such agreements relating to Emissions Rights as may be agreed by the Parties. Furthermore, Tecogen shall, on reasonable requests by the Company from time to time that are consistent with Robert Panora’s Tecogen obligations, avail Robert Anthony Panora to the Company to contribute in the technical part of the Business, at no cost to the Company other than travel expenses.

3.	At Completion:

1.
the Parties shall procure that the Company shall issue 750,000 Shares free and clear of Encumbrances to TN and enter TN in the register of members of the Company as the holder of such Shares and issue a share certificate to TN in respect of all such Shares, it being understood that TN may, within 60 days, transfer Shares constituting up to 2.5% of the total outstanding Shares to a person who is a shareholder of Tecogen and who is reasonably acceptable to the Board ;

2.	in consideration for such issue of Shares, TN shall pay or procure the payment of USD 1,500,000 or currency equivalent to the Company;

3.
the Parties shall procure that the Company shall issue 675,000 Shares free and clear of Encumbrances to JDS and enter JDS in the register of members of the Company as the holder of such Shares and issue a share certificate to JDS in respect of all such Shares;

Exhibit 10.31

in consideration for such issue of Shares, JDS shall pay or procure the payment of USD 1,350,000 or currency equivalent to the Company.

4.
the Parties shall procure that the Company shall issue 75,000 Shares free and clear of Encumbrances to ES and enter ES in the register of members of the Company as the holder of such Shares and issue a share certificate to ES in respect of all such Shares; and

5.	in consideration for such issue of Shares, ES shall pay or procure the payment of USD 150,000 or currency equivalent to the Company.

4.	At Completion, the Parties shall procure that the Company shall issue and award at no cost to the recipient:

1.
2,000,000 Warrants to TECOGEN relating to shares in the Company entitling TECOGEN at any time within 12 months, or when the Company runs out of cash - whichever is earliest - of Completion to require the issue of a further 2,000,000 such shares at an exercise price of USD1 per share;

2.
900,000 Warrants to JDS; relating to shares in the Company entitling JDS at any time within 12 months, or when the Company runs out of cash - whichever is earliest - of Completion to require the issue of a further 900,000 such shares at an exercise price of USD1 per share;

3.
1,000,000 Warrants to TN relating to shares in the Company entitling TN at any time within 12 months, or when the Company runs out of cash - whichever is earliest - of Completion to require the issue of a further 1,000,000 such shares at an exercise price of USD1 per share. It being understood that TN may, within 60 days, transfer up to 100,000 such Warrants corresponding up to 2.5% of the total outstanding Shares to a person who is a shareholder of Tecogen and who is reasonably acceptable to the Board;

4.
100,000 Warrants to ES relating to shares in the Company entitling ES at any time within 12 months, or when the Company runs out of cash - whichever is earliest - of Completion to require the issue of a further 100,000 such shares at an exercise price of USD1 per share; and

5.
150,000 Warrants to ES relating to shares in the Company entitling ES at any time within 24 months of Completion to require the issue of a further 150,000 such shares at an exercise price of USD1 per share.

5.
At Completion, pursuant to Subscription Agreements in the form previously agreed by the Parties, Tecogen shall issue 593,472 Tecogen shares of common stock in Tecogen to JDS at an issue price of USD3.37 per share and award at no cost to JDS 600,000 warrants relating to shares in Tecogen entitling JDS at any time within six months of Completion to require the issue of a further 600,000 such shares at an exercise price of USD4 per share.

6.
At Completion, pursuant to Subscription Agreements in the form previously agreed by the Parties, Tecogen shall issue 296,736 Tecogen shares of common stock in Tecogen to TN at an issue price of USD3.37 per share and award at no cost to TN 300,000 warrants relating to shares in Tecogen entitling TN at any time within six months of Completion to require the issue of a further 300,000 such shares at an exercise price of USD4 per share.

Exhibit 10.31

7.
Upon exercise in full of the first 4,000,000 warrants issued by the Company (sub-section 4.4.1 through 4.4.5), an additional 100,000 Warrants will be awarded at no cost to ES relating to shares in the Company entitling ES at any time within 24 months of the issuance to require the issue of a further 100,000 such shares at an exercise price of USD1 per share.

8.	At Completion the Parties shall adopt the Business Plan for the Financial Year in which the Company is formed in Agreed Form.

9.
As soon as practicable, the Company will grant to Eurosite Power Inc. at no cost to Eurosite an exclusive (even against the Company), fully paid up, royalty-free, transferable and sublicensable right and license to use the Company’s ultra-low emissions technology, as it may be improved from time to time, for all automobiles and other vehicle engines manufactured in the UK and Ireland.

10.
The Parties waive, or agree to procure the waiver of, any rights or restrictions which may exist in the Constitution or otherwise which may prevent the allotment and issue of the Shares in the Company set out above or the issue of Shares in the Company pursuant to the exercise of the Warrants set out above.

5.	WARRANTS

1.	The terms of the Company Warrant Instrument shall provide that:

1.	Warrants shall be issued for no initial consideration but with an exercise price of USD1 per Warrant;

2.
each Warrant on exercise shall require the holder thereof to deliver such exercise price to the Company (and, if they are not a Party to this Agreement, to execute a Deed of Adherence) and the Company shall then be required to issue one Share to such holder upon payment of such exercise price (and, if applicable, production of evidence that at Deed of Adherence has been executed);

3.
where Warrants are issued to the Strategic Investors, they may only be exercised within the period of 30 (thirty) days following the occurrence of the earlier of: i) the first anniversary of Completion; and ii) the Board notifying the Strategic Investors in writing of the occurrence of an Early Warrant Conversion Event (each, a "Warrant Trigger Event”);

4.	in the event of the Strategic Investors exercising Warrants, they shall give notice of such exercise in writing to Tecogen (a "Warrant Exercise Notice"); and

5.
where Warrants are issued to Tecogen, they may only be exercised following the issuance of a Warrant Exercise Notice and Tecogen must upon receipt of such notice either i) exercise all Warrants held by them within 60 (thirty) days or ii) transfer such Warrants to third parties who shall exercise them within 60 (thirty) days.

2.
For the purposes of Clause 5.1, the Board may designate an Early Warrant Conversion Event if the Board having reviewed the financial condition of the Company, is of the reasonable opinion that the Company will not be able to continue performing the Business unless the Warrants are exercised, and Shares issued.

6.	Failure to exercise warrants

1.
If the Strategic Investors do not exercise their Warrants within [30 (thirty)] days of the first occurrence of a Warrant Trigger Event (provided that such event is the first to occur of the events specified in Section 5.1.3), the Parties shall procure that the Company is wound up on terms such that i) the Emissions Rights Agreement

Exhibit 10.31

is terminated and ii) following the discharge of the Company's liabilities, all remaining monies and assets are transferred to the Strategic Investors in equal shares.

7.	MATTERS REQUIRING CONSENT OF SHAREHOLDERS
Each Party shall procure that the Company shall not, without the prior written approval of Shareholders holding at least 90% of the then outstanding Shares, carry out any of the Reserved Matters.

8.	DIRECTORS AND MANAGEMENT

1.	The Board has responsibility for the supervision and management of the Company and its Business, subject to clause 7.

2.	The Board shall at all times comprise of at least 4 (four) Directors made up of equal number of Tecogen Directors and Strategic Investor Directors.

3.
Tecogen and the Strategic Investors may appoint and remove Tecogen Directors and Strategic Investor Directors respectively, by giving notice in writing to the Company and the other Party or Parties, and to the Director being removed, in the case of removal of a Director. The appointment or removal takes effect on the date on which the notice is received by the Company or, if a later date is given in the notice, on that date.

4.
The Party or Parties removing a Director shall indemnify and keep indemnified the Company against any claim against the Company by the removed Director that is connected with the Director's removal from office.

5.	The Parties intend there to be a meeting of Directors at least quarterly frequency. The Board may convene Board meetings more or less frequently, if necessary.

6.	The Parties shall procure that each Director entitled to receive notice, shall be given at least 15 (fifteen) Business Days' notice of a meeting of directors, accompanied by:

1.	an agenda specifying in reasonable detail the matters to be raised at the meeting; and

2.	copies of any papers to be discussed at the meeting.

7.	A shorter period of notice of a meeting of Directors may be given if all Directors agree in writing.

8.	Matters not on the agenda, or business conducted in relation to those matters, may not be raised at a meeting of directors unless all the directors present at the meeting agree in writing.

9.	The quorum at any meeting of Directors (including adjourned meetings) shall be 1 (one) Tecogen Director and 1 (one) JDS Director and 1 (one) TN Director.

10.	No business shall be conducted at any meeting of Directors unless a quorum is present at the beginning of the meeting and at the time when there is to be voting on any business.

11.	At a meeting of Directors, each Director has 1 (One) vote.

12.
The Board may pass a resolution without a Board meeting being called or held if all Directors entitled to receive notice of a Board meeting and to vote on a resolution sign a statement that they are in favor of the resolution set out in the document.

13.
A Director is not entitled to be paid any remuneration for acting as a Director, nor is the Shareholder who appointed the Director entitled to any fee or other consideration for providing the services of the Director.

Exhibit 10.31

14.	The Company shall be liable for all reasonable out of pocket expenses incurred by a Director in carrying out his or her duties as a director.

15.	Unless unanimously otherwise agreed by the Board, all Board meetings shall take place by telephone or video conference.

16.
If a Director appointed by a Party is unable to attend a Board meeting, the Party that appointed that Director will be entitled to have another nominee of that Party replace the absent Director for purposes of that meeting.

9.	FURTHER ISSUES OF SHARES IN THE COMPANY

1.
All further issues of shares in the Company shall require the prior written consent of Shareholders holding at least 90% of the then outstanding Shares of the Company,. All further issues of shares in the Company shall be a price per share equal to the fair market value thereof, as determined by the Board. No further issue of shares in the Company shall affect the rights of the Parties to appoint Directors as set forth herein. An increase in the number of Directors of the Company shall require the consent of Shareholders holding 90% of the then outstanding Shares of the Company..

Other than as provided in this Agreement or as agreed by Shareholders holding at least 90% of the then outstanding Shares of the Company, all further issues of shares in the Company shall be done on a pre-emptive basis as follows:

1.	the Shares shall be offered in proportion to the number of the existing shares held by the Shareholders respectively;

2.
the offer shall be made by Notice from the Board specifying the number of Shares offered and the subscription price and limiting the period (not being less than 14 (fourteen) days) within which the offer, if not accepted, will be deemed to have been declined;

3.
after the expiration of that period, Shares declined or deemed to have been declined shall be offered to those Shareholders (if any) who have, within that period, accepted all the Shares offered to them, such offer being made in the proportions which their existing Shares bear to one another;

4.	this further offer shall be made in like terms and in the same manner and be limited by a like period as the original offer;

5.
where the circumstances do not allow Shares to be offered precisely in the proportions specified above they shall be offered in proportions which are as close as can be achieved to such proportions; and

6.
any Shares which have not been duly accepted pursuant to the foregoing procedure shall be at the disposal of the Board who may allot, grant options over or otherwise dispose of them to such persons at such times and generally on such terms and conditions as they think fit, provided that the Board may not dispose of any such Shares on terms which are more favorable to the subscriber than the terms upon which they were offered to the Shareholders.

10.	COMPLIANCE WITH APPLICABLE LAW

1.	Each Party undertakes to the other party that:

Exhibit 10.31

1.
it will not, and will procure that the Company will not, in the course of the operation of the Business, engage in any activity, practice or conduct which would constitute a breach of any Applicable Law;

2.
from time to time, at the reasonable request of the other party, it will confirm in writing that it has complied with its undertakings under clause 10.1.1 and will provide any information reasonably requested by the other party in support of such compliance.

3.
As an expression of intent only and not as a binding provision, If any provision of the Laws of the Island of Jersey materially differ from the laws of the State of Delaware USA, at the request of Tecogen, the Company shall attempt to make an accommodation to Tecogen such that any action proposed to be taken be taken in accordance with both the laws of the Island of Jersey and the laws of the State of Delaware.

2.	Breach of any of the undertakings in this clause shall be deemed to be a material breach of this Agreement

11.	BUSINESS PLAN

1.
The Business Plan is an annual business plan for the Company prepared by the Board and it shall include in relation to the Financial Year to which it relates a budget containing proposed revenue and expenditure for that Financial Year.

2.	The Business Plan for the Financial Year in which the Company is formed shall be in agreed form and adopted by the parties at Completion.

3.	The Business Plan for every other Financial Year shall be:

1.	prepared by the Board at least thirty days before the end of the preceding Financial Year; and

2.	adopted and approved by the Parties by agreement in writing or at general meeting of Shareholders as soon as possible after it has been prepared.

12.	ACCOUNTING AND OTHER INFORMATION

1.
The parties shall procure that the Company shall at all times maintain accurate and complete accounting and other financial records in accordance with the requirements of all Applicable Laws and generally accepted accounting principles applicable to the Company.

2.	Each Party and its authorized representatives shall be allowed access at all reasonable times to examine the books and records of the Company.

3.
The Parties shall procure that the Company shall comply with any request made by a Party, to provide any documents, information and correspondence necessary (at the cost of the party making the request) to enable the relevant party to comply with filing, elections, returns or any other requirements of any Governmental Agency.

13.	DIVIDEND POLICY

1.
Subject to the requirements of the Law, the Parties shall procure that any payment of a distribution by way of dividend shall belong and be attributed pro rata to the holders of Shares, provided that each distribution may only be made if the cash flow of the Company allows it.

Exhibit 10.31

14.	DEADLOCK

1.	There is a deadlock if a resolution is proposed or approval of a Reserved Matter is required and one of the following applies:

1.	a Party refuses to approve such Reserved Matter within 14 days of the request for such approval being sent; or

2.	a Shareholders' resolution is not passed.

2.
Any Party may within 28 (twenty eight) days of the meeting at which the deadlock arises or within 28 (twenty eight) days of the date of the resolution in respect of which the deadlock arises (as the case may be) serve notice on the other Parties (“Deadlock Notice”):

1.	stating that in its opinion a deadlock has occurred; and

2.	identifying the matter giving rise to the deadlock.

3.	Each Party undertakes that it shall use all reasonable endeavours in good faith to resolve the deadlock.

4.
If a deadlock cannot be resolved in accordance with this clause 14 within 14 (fourteen) days from the date of service of the Deadlock Notice, the Shareholders shall refer the deadlock to arbitration in accordance with the provisions this Agreement. Notwithstanding the provisions of Section 35.2 and Section 35.3, if a deadlock results from Tecogen failing to approve a matter, arbitration shall take place in New York City. In all other events, arbitration shall take place in London.

15.	TRANSFER OF SHARES

1.
No Party shall create any Encumbrance over, transfer, or otherwise dispose of or give any person any rights in or over any share or interest in any share in the Company unless it is agreed in writing to all Parties.

2.
Except as expressly provided in this Agreement, the Parties shall procure that no transfer of Shares shall be registered by the Board unless the transferee of such shares has executed and delivered a Deed of Adherence.

16.	REMOVAL OF DIRECTORS ON SALE OF SHARES

1.
On completion of a transfer of all Shares of a Party made in accordance with this Agreement or the Constitution, the Party selling the shares shall deliver, or procure that there are delivered, to the Company the resignations of any directors appointed by the selling Party to take effect at completion of the sale of the shares. In such case, the transferee of such shares shall succeed to the rights and obligations of the transferring Shareholder under this Agreement, and such transferee shall be required to execute a Deed of Adherence in customary form.

17.	TERMINATION AND LIQUIDATION

1.	Subject to clause 17.2, this agreement shall terminate:

1.	on any date the Parties agree in writing;

2.	when either Tecogen or the Strategic Investors cease to hold any shares in the Company (save where a successor executes a Deed of Adherence);

3.	upon completion of the events described in Clause 6.1; or

4.	when the Company is dissolved.

2.	On termination of this Agreement, the following clauses shall continue in force:

Exhibit 10.31

1.	clause 1 (interpretation);

2.	this clause;

3.	clause 19(confidentiality);

4.	clause 23(assignment and other dealings);

5.	clause 24 (entire agreement);

6.	clause 25(variation and waiver);

7.	clause 26 (costs);

8.	clause 27 (no partnership or agency);

9.	clause 28 (notices);

10.	clause 29 (severance);

11.	clause 33 (inadequacy of damages);]

12.	clause 34 (language); and

13.	clause 35 (governing law and jurisdiction).

3.
Termination of this Agreement shall automatically result in the termination of the Emissions Rights Agreement provided that clauses in the Emissions Rights Agreement equivalent to those set forth in Section 17.2 shall continue in force. Termination of this Agreement shall not affect any rights, remedies, obligations or liabilities of the Parties arising pursuant to this Agreement or the Emissions Rights Agreement that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the agreement which existed at or before the date of termination.

18.	STATUS OF AGREEMENT

1.
Each Party shall, to the extent that it is able to do so, exercise all its voting rights and other powers in relation to the Company to procure that the provisions of this Agreement are properly and promptly observed and given full force and effect according to the spirit and intention of the Agreement.

2.	If there is an inconsistency between any of the provisions of this Agreement and the provisions of the Constitution, the provisions of this Agreement shall prevail as between the Parties.

3.
If there is an inconsistency between any of the provisions of this Agreement and the provision of the Constitution, the Parties shall procure that the Constitution is amended to resolve such inconsistency.

4.
The Parties shall, when necessary, exercise their powers of voting and any other rights and powers they have to amend, waive or suspend a conflicting provision in the Constitution to the extent necessary to permit the Company and its Business to be administered as provided in this Agreement.

19.	CONFIDENTIALITY

1.	In this clause, Confidential Information means any information (however recorded or preserved) which:

1.
any party may have or acquire (whether before or after the date of this Agreement) in relation to the customers, suppliers, business, assets or affairs, or plans, intentions or market opportunities and the operations, processes, product information, and Intellectual Property of the Company (including, without limitation, any information provided pursuant to clause 12) (Accounting and Other Information); or

Exhibit 10.31

2.
any Party may have or acquire (whether before or after the date of this Agreement) in relation to the customers, suppliers, business, assets or affairs or plans, intentions or market opportunities and the operations, processes, product information, and Intellectual Property of another Party, as a consequence of the negotiations relating to this Agreement or the Emissions Rights Agreement or the performance of this Agreement or the Emissions Rights Agreement; or

3.	relates to the existence or contents of this Agreement or the Emissions Rights Agreement, but excludes the information in clause 19.2.

2.	Information is not Confidential Information if:

1.	it is or becomes generally available to the public (other than as a result of its disclosure in breach of this Agreement); or

2.
a Party can establish to the reasonable satisfaction of the other party that it found out the information from a person not connected with the other Party or its Group and that such person is not under any obligation of confidence in respect of the information; or

3.
a Party can establish to the reasonable satisfaction of the other Party that the information was known to the first Party before the date of this Agreement and that it was not under any obligation of confidence in respect of the information; or

4.	all Parties agree in writing that the information in question is not confidential.

3.
Each Party shall at all times keep confidential (and shall procure that the Company keep confidential) any Confidential Information and shall not use such Confidential Information except for the purpose of exercising or performing its rights and obligations under this Agreement, and shall not disclose such Confidential Information except:

1.	to the relevant party's professional advisers where such disclosure is for a purpose related to the operation of this Agreement; or

2.	with the written consent of such of the Company or the Party that the information relates to; or

3.
as may be required by any Applicable Laws, or any Governmental Agency or by a court or other authority of competent jurisdiction, provided that, to the extent it is legally permitted to do so, it gives the other party as much notice of such disclosure as possible and, where notice of disclosure is not prohibited and is given in accordance with this clause, it takes into account the reasonable requests of the other party in relation to the content of such disclosure; or

4.
a party may, provided it has reasonable grounds to believe that the other party is involved in activity that may constitute breach of any Applicable Law, disclose Confidential Information to the relevant Governmental Agency without first informing the other party of such disclosure; or

5.	to any tax authority to the extent reasonably required for the purposes of the tax affairs of the party concerned or any member of its Group.

Exhibit 10.31

4.
Each Party shall inform and shall use all reasonable endeavours to procure that any professional adviser advising it in relation to the matters referred to in this Agreement, to whom it provides Confidential Information, that such information is confidential and shall require them:

1.	to keep it confidential; and

2.	not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this Agreement).

5.
On termination of this Agreement, each Party shall (and shall use all reasonable endeavours to procure that any professional adviser advising it in relation to the matters referred to in this Agreement to whom it provides Confidential Information):

1.	return to the other Parties all documents and materials (and any copies) containing, reflecting, incorporating or based on the other Party's Confidential Information; and

2.
erase all the other Party's Confidential Information from computer and communications systems and devices used by it, including such systems and data storage services provided by third parties (to the extent technically practicable), provided that a recipient party (and/or the Company, as the case may be) may retain documents and materials containing, reflecting, incorporating or based on the other party's Confidential Information to the extent required by Applicable Law.

6.	The provisions of this clause 19 shall continue to apply after termination of this Agreement.

7.
In the event of any conflict between this Section 19 and the confidentiality provisions of the Emissions Rights Agreement, the provisions of the Emissions Rights Agreement shall control. The confidentiality provisions of the Emissions Rights Agreement shall continue to apply after the termination of the Emissions Rights Agreement.

20.	ANNOUNCEMENTS

1.
Subject to clause 20.2 and except as otherwise required by law, none of the Parties shall make, or permit any person to make, any public announcement, communication or circular (announcement) concerning this Agreement without the prior written consent of a majority of the other Parties (such consent not to be unreasonably withheld or delayed). To the extent reasonably practicable, the Parties shall consult together on the timing, contents and manner of release of any announcement.

2.
Where an announcement is required under any Applicable Law or any Governmental Agency, or by any court or other authority of competent jurisdiction, the Party required to make the announcement shall promptly notify the other Party. The Party concerned shall make all reasonable attempts to agree the contents of the announcement before making it.

3.	It is understood that Tecogen must disclose the material provisions of this Agreement pursuant to the rules of the U.S. Securities and Exchange Commission.

Exhibit 10.31

21.	WARRANTY
Each Party warrants and represents to the other that, at the date of this Agreement, the Company has not carried on any business, has no assets or liabilities, has no employees and is not a party to any contracts.

22.	FURTHER ASSURANCE
Each Party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, promptly execute and deliver such documents and perform such acts as the other Party may reasonably require from time to time for the purpose of giving full effect to this Agreement.

23.	ASSIGNMENT AND OTHER DEALINGS

1.
None of the Parties shall assign, transfer, mortgage, charge, sub-contract, declare a trust over or deal in any other manner with its Shares or any or all of its rights and obligations under this Agreement without the prior written consent of Shareholders holding at least 90% of the then outstanding Shares of the Company or as permitted by this Agreement.

2.	Each Party confirms that it is acting on its own behalf and not for the benefit of any other person.

24.	ENTIRE AGREEMENT

1.
This Agreement constitutes the entire agreement between the Parties and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations, arrangements and understandings between them, whether written or oral, relating to the subject matter of this Agreement.

2.
Each Party acknowledges that in entering into this Agreement, it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement.

3.	Nothing in this clause shall limit or exclude any liability for fraud.

25.	VARIATION AND WAIVER

1.	No variation of this Agreement shall be effective unless it is in writing and signed by the Parties (or their authorized representatives).

2.
A waiver of any right or remedy under this Agreement is only effective if it is given in writing and is signed by the person waiving such right or remedy. Any such waiver shall apply only to the circumstances for which it is given and shall not be deemed a waiver of any subsequent breach or default.

3.
A failure or delay by any person to exercise any right or remedy provided under this Agreement or under any Applicable Law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy.

4.	No single or partial exercise of any right or remedy provided under this Agreement or under Applicable Law shall prevent or restrict the further exercise of that or any other right or remedy.

5.
A person that waives any right or remedy provided under this Agreement or Applicable Law in relation to one person, or takes or fails to take any action against that person, does not affect its rights or remedies in relation to any other person.

Exhibit 10.31

26.	COSTS
The Company shall pay its own out-of-pocket costs and expenses and the out-of-pocket costs and expenses of the other Parties incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

27.	NO PARTNERSHIP OR AGENCY
Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership between the parties or constitute any party the agent of another party.

28.	NOTICES

1.	A notice given to a party under or in connection with this Agreement:

1.	shall be in writing and in English;

2.	shall be signed by or on behalf of the party giving it;

3.
shall be sent to the relevant party for the attention of the contact and to the address specified in clause 28.2, or such other address, fax number or person as that party may notify to the other in accordance with the provisions of this clause 28; and

4.	shall be:

(a)	delivered by hand; or

(b)	sent by fax; or

(c)	sent by pre-paid first class post, recorded delivery or special delivery; or

(d)	sent by airmail or by reputable international overnight courier (if the notice is to be served by post to an address outside the country from which it is sent); or

(e)	sent by e-mail to an e-mail address notified by the relevant party to the other party for such purpose; and

5.	unless proved otherwise is deemed received as set out in clause 28.4.

2.	The addresses for service of notices shall be those set out at the beginning of this Agreement.

3.
A party may change its details for service of notices as specified in clause 28.2 by giving notice to the other party. Any change notified pursuant to this clause shall take effect at 9.00 am on the later of:

1.	the date (if any) specified in the notice as the effective date for the change; or

2.	5 (Five) Business Days after deemed receipt of the notice.

4.	Delivery of a notice is deemed to have taken place (provided that all other requirements in this clause have been satisfied):

1.	if delivered by hand, on signature of a delivery receipt or at the time the notice is left at the address; or

2.	if sent by pre-paid first class post, recorded delivery or special delivery to an address in the Island of Jersey, at 9.00 am on the second Business Day after posting; or

3.	if sent by reputable international overnight courier to an address outside the country from which it is sent, on signature of a delivery receipt or at the time the notice is left at the address; or

Exhibit 10.31

4.	if sent by e-mail, 1 (one) hour after the email was sent, provided that no automated report showing failed delivery is received; and

5.
if deemed receipt under the previous paragraphs of this clause 28.4 would occur outside business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of deemed receipt), at 9.00 am on the day when business next starts in the place of deemed receipt. For the purposes of this clause, all references to time are to local time in the place of deemed receipt.

5.	To prove service, it is sufficient to prove that:

1.	if delivered by hand or by reputable international overnight courier, the notice was delivered to the correct address; or

2.	if sent by fax, a transmission report was received confirming that the notice was successfully transmitted to the correct fax number; or

3.	if sent by post or by airmail, the envelope containing the notice was properly addressed, paid for and posted; or

4.	if sent by e-mail, the notice was properly addressed and sent to the e-mail address of the recipient and no automated report showing failed delivery is received.

29.	SEVERANCE

1.
If any provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision shall be deemed deleted. Any modification to or deletion of a provision under this clause shall not affect the validity and enforceability of the rest of this Agreement.

2.
If one party gives notice to the other of the possibility that any provision of this Agreement is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to amend such provision so that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the intended commercial result of the original provision.

30.	AGREEMENT SURVIVES COMPLETION
This Agreement (other than obligations that have already been fully performed) remains in full force after Completion.

31.	COUNTERPARTS

1.	This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

2.	Transmission of an executed counterpart of this Agreement (but for the avoidance of doubt not just a signature page) by:

1.	fax; or

2.	e-mail (in PDF or other agreed format),

Exhibit 10.31

shall take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the agreement thus made, each Party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter.

3.	No counterpart shall be effective until each Party has executed at least one counterpart.

32.	RIGHTS AND REMEDIES
Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by Applicable Law.

33.	INADEQUACY OF DAMAGES
Without prejudice to any other rights or remedies that a party may have, each Party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of this Agreement by that party. Accordingly, the other party shall be entitled to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of such terms.

34.	LANGUAGE
If this agreement is translated into any language other than English, the English language version shall prevail.

35.	GOVERNING LAW AND JURISDICTION

1.
This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of the Island of Jersey.

2.
If any controversy, claim or dispute (a "Dispute") arises in connection with this Agreement the Parties shall attempt to settle it amicably. If the Parties fail to settle the Dispute amicably within 28 (twenty eight) days after a Party notifies the other Party of the existence of the Dispute, any of them may (and if a deadlock has not been resolved in accordance with clause 14 within 14 (fourteen) days from the date of service of a Deadlock Notice, the Parties shall) submit the Dispute for arbitration before an arbitration tribunal which shall consist of one arbitrator to be agreed by the Parties or in default of such agreement such administrator as the Director General of the London Court for International Arbitration may in select in his or her absolute discretion. Such arbitration shall be conducted in accordance with the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause.

3.	The place of the arbitration shall be London and the language of the arbitration shall be English.

4.	The provisions of Section 35.2 and Section 35.3 are subject to the provisions of Section 14.4.
This Agreement has been entered into on the date stated at the beginning of it.

Exhibit 10.31

SCHEDULE ONE
Matters reserved for shareholder approval

1.	Adopting any amendment to the Constitution;

2.	Increasing, reducing, or cancelling the authorized or issued share capital of the Company;

3.	Altering any of the rights attached to the Shares, changing the capital structure of the Company, changing any class rights of the Shares;

4.	Declaring or paying any dividends or any other distributions on any class of shares or other securities of the Company other than in accordance with the provisions of clause 13 (Dividend Policy);

5.	Taking any action including the adoption of resolutions in relation to the voluntary dissolution, winding-up or liquidation of the Company;

6.	Creating any subsidiary, or entering into any joint ventures, partnerships or profit sharing agreements or any similar arrangements;

7.	Raising any equity or debt capital for the Company;

8.	Issuing any debt to any person;

9.	Sale or transfer of shares to any person;

10.	Preparing, adopting or amending the annual Business Plan of the Company;

11.	Changing the size or composition of the Board, not including the removal and replacement of a Director nominee by a Party);

12.	Any change to the Business or commencement of any new line of business which is unrelated to the Business of the Company;

13.	Entering into or terminating any material contract or arrangement with an annual monetary value of more than USD 100,000;

14.	Changing the accounting or tax policies, procedures or practices of the Company (except on account of any change mandatorily required by Applicable Law);

15.	Changing the Financial Year of the Company; and

16.	Initiating/ commencing of any litigation by the Company.

17.	Appointing the CEO(s) of the Company.

Exhibit 10.31

Signed by John Hatsopoulos for and on behalf of TECOGEN INC.	....................................... Director
Signed by Investor	.......................................
Signed by Investor	.......................................
Signed by Investor	.......................................
Signed by ELIAS SAMARAS